Exhibit 99.1

DGSE Companies, Inc. Anticipates Continued Positive Earnings in

Second Quarter

DALLAS – July 5, 2017 - DGSE Companies, Inc. (NYSE MKT:DGSE) (“DGSE” or the “Company”), a leading wholesaler and retailer of jewelry, diamonds, fine watches, and precious metal bullion and rare coin products, today announced that it expects to post a profit in the second quarter of 2017.

DGSE’s recent return to its roots - buying and selling jewelry and timepieces at exceptional prices – is expected to bring continued improvement. “We’ve worked hard to manage costs, shorten supply chains, add unique merchandise to our showrooms, and implement our extremely competitive pricing strategies”, said John Loftus, DGSE’s President, Chairman and Chief Executive Officer since mid-December 2016.

DGSE features a broad selection of high-quality vintage and new jewelry, precious metal bullion, rare coins, fine timepieces and diamonds, value pricing and a customer-friendly sales process. Scott Mosley, DGSE’s retail operations manager since January 2017, added, “DGSE strives every day to deliver an unrivaled customer experience, build lasting relationships, and be an information resource for our customers.”

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches, and precious metal bullion and rare coin products through its Charleston Gold & Diamond Exchange and Dallas Gold & Silver Exchange operations. In addition to its retail facilities in South Carolina and Texas, the Company operates websites which can be accessed at www.dgse.com, and www.cgdeinc.com. The Company is headquartered in Dallas, Texas and its common stock trades on the NYSE MKT exchange under the symbol “DGSE.”

This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to execute on new business strategies, market conditions and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release except as required by law.

Contacts

DGSE Companies,Inc.

Bret Pedersen, 972-587-4024

bpedersen@dgse.com